SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report: September 16, 2008
                        (Date of earliest event reported)


                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        0-5411                           23-2413500
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(State or other                 (Commission                       (IRS Employer
 jurisdiction of                File Number)                     Identification
 incorporation)                                                      Number)


101 North Pointe Boulevard, Lancaster, Pennsylvania                17601-4133
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Address of principal executive offices)                            (Zip Code)



Registrant's telephone number including area code                (717) 735-8117
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement

     On September 16, 2008, the Company acquired the assets and business of Eyal Microwave Industries ("EMI"), a privately held Israeli company in an all cash transaction for the approximate sum of $30 million, subject to certain adjustments. EMI is a leading supplier of a broad range of innovative, high-reliability, RF, microwave and millimeter wave components and customized subsystems, for the global defense industry. EMI included Eyal Microwave Ltd. and its subsidiary Eyal Mag Ltd. The Company acquired EMI through its own subsidiary in Israel, Herley GMI Eyal Ltd.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

          10.1 Asset Purchase Agreement dated as of August 1, 2008 by and between General Microwave Israel Acquisition (2008) Ltd. and Eyal Microwave Ltd. and Eyal Mag Ltd.

          10.2 Addendum to the Asset Purchase Agreement dated as of September 16, 2008 by and between Herley GMI Eyal Ltd. (formerly called General Microwave Israel Acquisition (2008) Ltd.), Eyal Microwave Ltd. and Eyal Mag Ltd.


                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   HERLEY INDUSTRIES, INC.


                                   By:/s/ Myron Levy
                                      ------------------------------------
                                      Myron Levy
                                      Chairman and Chief Executive Officer



Dated:   September 22, 2008